                                                                       EXHIBIT 5

[LETTERHEAD OF PITNEY BOWES CREDIT CORPORATION]


                                   __, 1995


Pitney Bowes Credit Corporation
201 Merritt Seven
Norwalk, CT 06856-5151

Ladies and Gentlemen:

        Referring to the Registration Statement on Form S-3 (the "Registration Statement") which Pitney Bowes Credit Corporation (the "Company") is about to file with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act"), relating to $750,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities") to be issued pursuant to an Indenture (the "Indenture") between the Company and Chemical Bank, as Trustee, I am of the opinion that:

        (A) when (i) the Indenture has been duly authorized, executed and delivered by the parties thereto, (ii) the Debt Securities, substantially in the form set forth in the Indenture filed as an exhibit to the Registration Statement, have been duly authorized by the Company and (iii) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        (B) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as described in the prospectus forming a part of the Registration Statement; and

        (C) the issuance of the Debt Securities has been duly authorized by appropriate corporate action.

        I hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. I also consent to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent I do not concede I am an "Expert" for the purposes of the Act.

                                       Very truly yours,

                                       /s/ Keith H. Williamson

                                       Keith H. Williamson
                                       Vice President, Secretary and
                                       General Counsel